EXHIBIT 12.3
     PUBLIC SERVICE COMPANY OF OKLAHOMA (CONSOLIDATED)
             RATIO OF EARNINGS TO FIXED CHARGES
         FOR THE TWELVE MONTHS ENDED MARCH 31, 1996
                  (Thousands Except Ratio)
                        (Unaudited)


Operating Income                                             $112,925

Adjustments:
  Federal and state income taxes                               29,292
  Provision for deferred Federal
    and state income taxes                                     10,084
  Deferred investment tax credits                              (2,788)
  Other income and deductions                                    (171)
  Allowance for borrowed and equity funds
    used during construction                                    3,014

        Earnings                                             $152,356


Fixed Charges:
  Interest on long-term debt                                 $ 29,633
  Amortization of debt issuance cost                            1,571
  Other interest                                                4,707

        Fixed Charges                                        $ 35,911


Ratio of Earnings to Fixed Charges                               4.24